Exhibit 4.7

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), is made and entered into as of _________, 2023, by and among L Catterton Asia Acquisition Corp, a Cayman Islands exempted company (“SPAC”), Lotus Technology Inc., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Merger Agreement (as defined below)).

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated March 10, 2021 (as amended, including without limitation by this Agreement, the “Warrant Agreement”), pursuant to which the Warrant Agent agreed to act as SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares of SPAC issued in SPAC’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares of SPAC acquired by LCA Acquisition Sponsor, LP (the “Sponsor”), in a private placement concurrent with IPO (the “Private Placement Warrants”), and (iii) warrants to purchase ordinary shares issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of SPAC upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants”, and together with the Public Warrants and the Private Placement Warrants, in each case, as amended, including without limitation by this Agreement, the “Warrants”);

WHEREAS, on January 31, 2023, (i) SPAC, (ii) the Company, (iii) Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into an agreement and plan of merger (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters and subject to the terms and conditions thereof, (a) Merger Sub 1 will merge with and into SPAC (the “First Merger”), with SPAC being the surviving entity, and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, SPAC, in its capacity as the surviving entity of the First Merger, will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub 2 being the surviving entity, and as a result of which, among other matters, (i) Merger Sub 2, in its capacity as the surviving entity of the Second Merger, shall remain a wholly-owned Subsidiary of the Company and (ii) each SPAC Class A Ordinary Share (which includes each SPAC Class A Ordinary Share (A) issued in connection with the SPAC Class B Conversion and (B) held as a result of the Unit Separation) immediately prior to the effective time of the First Merger (the “Effective Time”) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued, fully paid and non-assessable ordinary shares, par value $0.00001 per share, of the Company (together with any other securities of the Company or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities, the “Company Ordinary Shares”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

1

WHEREAS, upon consummation of the Mergers, as provided in the Merger Agreement and Section 4.5 of the Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for SPAC Ordinary Shares (as defined in the Merger Agreement) but instead will be exercisable (subject to the terms and conditions of the Warrant Agreement as amended hereby) for the same number of Company Ordinary Shares at the same exercise price per share;

WHEREAS, the Company Ordinary Shares constitute an Alternative Issuance as defined in said Section 4.5 of the Warrant Agreement;

WHEREAS, all references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean the Company Ordinary Shares;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination (as defined in the Warrant Agreement);

WHEREAS, in connection with the Mergers, SPAC desires to assign all of its right, title and interest in the Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Warrant Agreement with the same force and effect as if the Company were initially a party to the Warrant Agreement; and

WHEREAS, Section 9.8 of the Warrant Agreement provides that SPAC and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interests of the Registered Holders under the Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1	Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Warrant Agreement.

1.2	Consent. The Warrant Agent hereby consents to (i) the assignment of the Warrant Agreement and the Warrants by SPAC to the Company pursuant to Section 1.1 and the assumption of the Warrant Agreement and the Warrants by the Company from SPAC pursuant to Section 1.1, in each case effective as of the Effective Time, and (ii) the continuation of the Warrant Agreement and Warrants, in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2.	Amendment of Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement as provided in this Section 2 effective from the Effective Time, and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Warrant Agreement and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Warrant Agreement (in connection with the Mergers and the transactions contemplated by the Merger Agreement).

2.1	Preamble and References to the “Company”. The preamble of the Warrant Agreement is hereby amended by deleting “L Catterton Asia Acquisition Corp” and replacing it with “Lotus Technology Inc.”. As a result thereof, all references to the “Company” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to the Company rather than SPAC.

2.2	Recitals. The recitals on pages one and two of the Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on March 10, 2021, L Catterton Asia Acquisition Corp. (“LCAA”) entered into that certain Private Placement Warrants Purchase Agreement with LCA Acquisition Sponsor, LP, a Cayman Islands exempted limited partnership (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 5,000,000 warrants (or up to 5,500,000 warrants if the Over-allotment Option (as defined below) in connection with the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option, if applicable) bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant; and

WHEREAS, in order to finance LCAA’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses, the Sponsor or an affiliate of the Sponsor or certain of LCAA’s officers and directors could, but were not obligated to, loan LCAA funds as LCAA required, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (the “Working Capital Warrants”); and

WHEREAS, LCAA consummated an initial public offering (the “Offering”) of units of LCAA’s equity securities, each such unit comprised of one Class A ordinary share and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered up to 9,583,333 warrants (including up to 1,250,000 warrants subject to the Over-allotment Option) to public investors in the Public Offering (the “Public Warrants” and together with the Private Placement Warrants and Working Capital Warrants, the “LCAA Warrants”). Each whole LCAA Warrant entitles the holder thereof to purchase one Class A ordinary share of LCAA for $11.50 per share, subject to adjustment. Only whole warrants are exercisable; and

WHEREAS, LCAA has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-253334 and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Public Warrants and the Class A ordinary shares included in the Units; and

WHEREAS, on January 31, 2023, (i) LCAA, (ii) the Company, (iii) Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into that certain Agreement and Plan of Merger (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”) and, as a result, all Class A ordinary shares of LCAA shall be exchanged for the right to receive ordinary shares, par value $0.00001 per share, of the Company (“Company Ordinary Shares”); and

WHEREAS, pursuant to the Merger Agreement and Section 4.5 of this Agreement, immediately after the First Effective Time (as defined in the Merger Agreement), each of the issued and outstanding LCAA Warrants will no longer be exercisable for Class A ordinary share of LCAA but instead will become exercisable (subject to the terms and conditions of this Agreement) for Company Ordinary Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3	Detachability of Warrants. Section 2.4 of the Warrant Agreement is hereby deleted and replaced with the following: “[INTENTIONALLY OMITTED]”

2.4	References to “Ordinary Shares”. All references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall be amended such that they refer to Company Ordinary Shares.

2.5	References to Business Combination. All references to “Business Combination” in the Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Merger Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Warrant Agreement (including all Exhibits thereto) shall be references to the closing of the transactions contemplated by the Merger Agreement.

2.6	Notices. Section 9.2 of the Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Lotus Technology Inc.

No. 800 Century Avenue

Pudong District

Shanghai 200120, People’s Republic of China

Attention: Chief Financial Officer

E-mail: Alexious.Lee@lotuscars.com.cn

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004, China

Attn: Peter X. Huang

Email: peter.huang@skadden.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

3.	Miscellaneous Provisions.

3.1	Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be expressly subject to the occurrence of and only become effective upon the Closing. In the event that the Merger Agreement is terminated for any reason in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3.2	Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Agreement (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Agreement shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

L CATTERTON ASIA ACQUISITION CORP, as SPAC

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LOTUS TECHNOLOGY INC., as the Company

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]